UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                       Date of Report:  NOVEMBER 18, 2004

                                 SPACEDEV, INC.
               (Exact Name of Registrant as Specified in Charter)

                      COLORADO          000-28947                  84-1374613
     (State or Other Jurisdiction     (Commission File          (I.R.S. Employer
            of Incorporation)              Number)        Identification Number)

                                13855 STOWE DRIVE
                             POWAY, CALIFORNIA 92064
               (Address of Principal Executive Offices) (Zip Code)

Registrant's  telephone  number,  including  area  code:  (858)  375-2030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item  5.01  Changes  in  Control  of  Registrant

Effective November 18, 2004, Mr. Benson entered into a property settlement agreement with his wife, Susan Benson, whereby 4,289,647 shares previously held by them as community property were transferred to Susan Benson. Susan Benson has sole voting power and rights to disposition of such shares, which are equal to approximately 21% of the outstanding common stock of the Company. In addition, Mrs. Benson will receive one-half of vested options for 510,000 shares of common stock in SpaceDev, and one-half of unvested options for 2,000,000 shares of common stock in SpaceDev, as well as one-half of all other options received by Mr. Benson pursuant to his current employment agreement with the Company in the future. Another 497,413 shares held by Space Development Institute, and previously reported by Mr. Benson as being indirectly beneficially owned by him, are subject to limitations on the voting and disposition without the consent of Mrs. Benson.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated  as  of  November  23,  2004.

                                                                 SPACEDEV,  INC.

                                                      By: /s/ Richard B. Slansky
                                                      --------------------------
                                                            Richard  B.  Slansky
                                                                   President and
                                                       Chief  Financial  Officer

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